                                                                    EXHIBIT 23.1


                        ELLIOTT, DAVIS & COMPANY, L.L.P.

                          CERTIFIED PUBLIC ACCOUNTANTS

                          870 South Pleasantburg Drive
                        Greenville, South Carolina 29607
                                 (864) 242-3370



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference of our report dated December 31, 1998, except for Note 4, as to which the date is March 3, 1999, relating to the financial statements of New Commerce BanCorp, in Amendment No. 2 to the Registration Statement of Form SB-2 (file no. 333-70589) and Prospectus, and to the reference to our firm therein under the caption, "Experts."



                                        /s/ ELLIOTT, DAVIS & COMPANY, L.L.P.
                                        ----------------------------------------
                                            ELLIOTT, DAVIS & COMPANY, L.L.P.


Greenville, South Carolina
March 3, 1999